UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2021

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, 27th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

On June 8, 2021, Eric Semler notified theMaven, Inc. (the “Company”) of his intent to resign as a director, effective immediately.

On June 10, 2021, David Bailey notified the Company of his intent to resign as a director, effective immediately.

Appointment of New Directors

Effective on June 11, 2021, the Board of Directors (the “Board”) appointed Dan Shribman and Carlo Zola to fill the vacancies created by the resignations of Mr. Semler and Mr. Bailey. Each of Mr. Shribman and Mr. Zola will serve as a director until our next annual stockholders’ meeting, and until his successor is elected and qualified.

Dan Shribman

In addition to his appointment as a director, Mr. Shribman was appointed to also serve as a member of the Nominating and Governance Committee and Special Finance and Governance Committee of the Board. There was no arrangement or understanding between Mr. Shribman and any other person pursuant to which Mr. Shribman was appointed as one of our directors. Mr. Shribman will receive the same compensation paid to other directors for his service on our Board.

Dan Shribman, age 37, currently serves as the Chief Investment Officer of B. Riley Financial, Inc. (“B. Riley Financial”) and President of its B. Riley Principal Investments subsidiary, which acquires, invests, and operates companies with a focus on maximizing cash flows through operational expertise. Mr. Shribman has served as a member of the board of directors of Alta Equipment Group Inc. (NYSE: ALTG) since February 2020 and as a member of the board of directors and audit committee chair of Eos Energy Enterprises (Nasdaq: EOSE) since November 2020. ALTG and EOSE previously completed successful business combinations with two special purpose acquisition companies (or SPACs), B. Riley Principal Merger and B. Riley Principal Merger II, sponsored by a subsidiary of B. Riley Financial. Mr. Shribman was Chief Financial Officer and Chief Executive Officer, respectively. Mr. Shribman has served as the Chief Executive Officer of B. Riley Principal 150 Merger Corp. and B. Riley Principal 250 Merger Corp. since April 2021 and May 2021, respectively. Both of which are SPACs sponsored by a subsidiary of B. Riley Financial.

Prior to joining B. Riley Financial, Mr. Shribman was a Portfolio Manager at a special situation asset manager with over $15 billion in assets under management. During his tenure, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries. These investments ranged from public equities and bonds to deeply distressed securities, par bank debt, minority owned private equity, and majority owned private equity. Mr. Shribman worked in close collaboration with management teams and boards to maximize shareholder value in the form of both operational turnarounds, capital markets financings and communication and capital deployment initiatives.

Mr. Shribman serves as the Chief Investment Officer of B. Riley Financial, an entity that the Company has engaged in numerous transactions with. Since January 1, 2020, the beginning of the Company’s last fiscal year, in addition to the transactions with B. Riley Financial, or one of its related entities, disclosed in Item 13., Certain Relationships and Related Transactions, and Director Independence, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”), B. Riley Financial, or its related entities, invested $2 million in the Company’s recent private placement of its common stock (“B. Riley Investment”). Other than the transactions already previously disclosed in the 2019 10-K and the B. Riley Investment, the Company is not aware of any other transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Carlo Zola

In addition to his appointment as a director, Mr. Zola was appointed to also serve as a member of the Compensation Committee of the Board. There is no arrangement or understanding between Mr. Zola and any other person pursuant to which Mr. Zola was appointed as one of our directors. Mr. Zola will receive the same compensation paid to other directors for his service on our Board.

Carlo Zola, age 43, is an investment professional with over 19 years of active experience in the financial markets. Mr. Zola holds a BA in Economics from Bocconi University in Milan, Italy, where he graduated Summa cum Laude in 2002 and a Master’s degree in management from CEMS, the Community of European Management Schools which he attended at ESADE in Barcelona, Spain.

Mr. Zola started his professional career in 2002 as a research analyst at Intermonte SIM in Milan, the leading independent Italian investment bank. In 2004, Mr. Zola started working at the largest fund management company in the world with over $2 trillion under management, Capital Group, where he held positions as analyst and portfolio manager in Los Angeles, New York, Toronto and London. Over 13 years at Capital Group, Mr. Zola successfully managed a portfolio of over $1 billion in assets, with responsibilities in global and income mandates as well as more focused mandates in Media, Metals and Mining, Chemicals and Real Estate (REITs). During the last 3 years at Capital Group, Mr. Zola also served as Research Portfolio Coordinator (RPC) overseeing investments by a team of over 20 analysts for one of its Growth and Income funds.

An early investor in crypto currencies, Mr. Zola left Capital Group in 2018 and has been a founding partner at Paladin Trust, a leading Trust and Custodian business dedicated to the crypto markets founded in 2018. Since January 2020, Mr. Zola is a founding partner at Percival Ventures, an investment firm based in Puerto Rico, focused on early stage blockchain investments and crypto currencies. In late 2020, Mr. Zola was among the founding partners of Atlas Capital Team, L.P. an asset management company in which he retains an active position as Portfolio Manager with a mandate focused on Real Estate and ESG investments. Finally, Mr. Zola serves as a principal of Warlock Partners, LLC (“Warlock”) and of Roundtable Media L.L.C. (“Roundtable Media”).

Mr. Zola serves as a principal of Warlock, one of the Company’s greater than 5% stockholders of the Company’s common stock and Series H Convertible Preferred Stock. Since January 1, 2020, the beginning of the Company’s last fiscal year, Warlock and Roundtable Media were party to the following transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission: (i) Warlock invested $5 million in the Company’s recent private placement offering of its common stock and (ii) Roundtable Media and the Company have committed in writing to the terms of an agreement related to Roundtable Media’s use of the Company’s technology platform. At this time, the value of such agreement is unknown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: June 14, 2021	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer